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                                                                   Exhibit 10.30


                            STOCK PURCHASE AGREEMENT

     This Agreement (the "Agreement") is entered into as of the 8th day of April, 2002 (the "Effective Date") by and between BNS Co., a Delaware corporation ("BNS"), and Xygent Inc., a Delaware corporation ("Xygent").

                                   WITNESSETH:

     WHEREAS, as of the Effective Date, there are 400,000 authorized shares of Common Stock, par value $0.01 (the "Common Stock"), of which 120,048 shares are issued and outstanding, of which 20,048 shares are owned of record by Brown & Sharpe, Inc. (formerly known as Hexagon (Rhode Island), Inc.) ("Brown & Sharpe") and 100,000 are owned of record by BNS;

     WHEREAS, by action of even date herewith, Xygent has adopted the Xygent, Inc. 2002 Equity Incentive Plan (the "Plan") to provide an incentive to employees of and other providers of services to Xygent through the award of options to acquire Stock and other Stock-based incentives (each, an "Award");

     WHEREAS, a total of 30,300 shares of Stock have been reserved for issuance under the Plan; and

     WHEREAS, it is the intent and agreement of Xygent, BNS and Brown & Sharpe that of the total of 30,300 shares of Stock reserved for issuance under the Plan, 11,000 shares of Stock (the "BNS Reserve") be made available to Xygent by BNS, such that the dilution resulting from the exercise of options for more than 19,300 shares will be borne solely by BNS, and not by Brown & Sharpe and BNS, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BNS and Xygent agree as follows:

     1. Right of Purchase or Repurchase. From and after the Effective Date and until termination of this Agreement (the "Exercise Period"), Xygent shall have the right, exercisable as hereinafter set forth, to purchase and acquire from BNS shares of Stock up to, from time to time, the BNS Reserve. During the Exercise Period, Xygent may exercise its purchase right as follows:

          a. Number of Shares Purchasable. If, at the time of delivery of any Stock pursuant to an Award (the "Award Shares"), the total number of shares of Stock then actually issued and outstanding under the Plan (taking into account the Award Shares) exceeds 19,300 (the "Issuance Limit"), Xygent shall be entitled to purchase and acquire from BNS up to the lesser of (i) the amount of such excess (expressed in shares of Stock), or (ii) the BNS Reserve reduced by the number of shares of Stock, if any, previously acquired by Xygent from BNS pursuant to this Agreement and

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               increased by the number of shares of Stock, if any, previously purchased by BNS from Xygent pursuant to Section 2 below.

          b. Purchase Price. The purchase price for any shares purchased by Xygent from BNS pursuant to this Agreement in connection with the issuance of Award Shares shall be the exercise price or other amount ("exercise price"), if any, paid by the Plan participant or beneficiary for the Award Shares. If, in connection with any delivery of Award Shares, the total number of shares purchasable by Xygent under Section 1(a) above is less than the total number of such Award Shares, the purchase price payable by Xygent to BNS shall be determined by ranking the Award Shares in the order of the exercise price, if any, paid for those shares, starting with the highest such price, and by assuming that the shares purchasable by Xygent under Section 1(a) above correspond to the Award Shares in the same order of ranking (i.e., starting with those with the highest exercise price).

     2. Special Rule for Restricted Stock. If any shares of Stock delivered with respect to an Award are then or thereafter subject to a risk of forfeiture, Sections 1(a) and 1(b) above shall be applied at the time of delivery; provided, that if any of such shares is later forfeited to Xygent (a "Forfeited Share"), the following special rules shall apply. If, immediately prior to the forfeiture of any Forfeited Shares, the total number of shares of Stock then issued and outstanding under the Plan (including the Forfeited Shares) exceeds the Issuance Limit, Xygent shall offer for sale to BNS, and BNS shall have the right to purchase, that number of shares of Stock which equals the excess of the number of Forfeited Shares over the Issuance Limit. The purchase price payable by BNS to Xygent with respect to any Forfeited Share shall be the exercise or other purchase price, if any, that was paid to Xygent under the Plan for such Forfeited Share. If, in connection with any forfeiture of Forfeited Shares giving rise to a BNS repurchase right described in this Section 2, the total number of Forfeited Shares is less than the number of shares as to which BNS has a repurchase right, BNS' repurchase right shall be deemed to pertain to those Forfeited Shares as to which the original exercise or purchase price was lowest (including zero, if the Forfeited Shares included any that were awarded without the payment of any exercise or purchase price). For purposes of this Section 2, a share of Stock will be deemed to be subject to a risk of forfeiture if it would be deemed to be subject to a "substantial risk of forfeiture" under Section 83 of the Internal Revenue Code and the regulations thereunder (whether or not it was originally transferred subject to such a risk), and the term "forfeiture" shall have the same meaning as under Section 83 of the Internal Revenue Code and the regulations thereunder. Any shares of Stock repurchased by BNS pursuant to this Section 2 shall be subject to Xygent's purchase right set

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          forth in Section 1, provided that any repurchased shares will not increase the total BNS Reserve.

     3. Required Notice. Xygent shall promptly notify BNS of any delivery of shares of Stock under the Plan that might give rise to a purchase right under Section 1 and of any forfeiture of shares that might give rise to a repurchase right under Section 2. Each such notice shall include information concerning the number of shares of Stock then or previously delivered or forfeited, the exercise or other purchase price, if any, with respect to such shares, and other details necessary to determine the rights of the parties hereto. A copy of the notice delivered to BNS under this Section will be sent to Xygent.

     4. Exercise Period. The right of Xygent or BNS to purchase or repurchase any shares of Stock under this Agreement shall be exercisable only during the period commencing on the "accrual date" (as hereinafter defined) and ending on the earlier of (i) the date of termination of this Agreement, or (ii) the date which is ninety (90) days after the accrual date. The "accrual date" with respect to any right of Xygent to purchase shares of Stock under Section 1 is the later of (i) the delivery of shares of Stock under the Plan that gives rise to such right, or (ii) the effective date of notice under Section 3 from Xygent to BNS with respect to such delivery. The accrual date with respect to any right of BNS to repurchase shares of Stock under
          Section 2 is the date of the forfeiture of shares of Stock that gives rise to such right. Notwithstanding the first sentence of this Section 4, BNS' repurchase right with respect to any forfeiture of shares of Stock under the Plan shall in no event terminate earlier than thirty
          (30) days following the effective date of the required notice by Xygent to BNS with respect to such forfeiture.

     5.   Exercise of Right. At any time within the exercise period described at
          Section 4 above, Xygent or BNS, as the case may be, may exercise its right of purchase or repurchase by delivering notice to the other party accompanied by payment in full of the purchase or repurchase price, if any, in cash, cashier's or bank check, or other consideration acceptable to the selling party, whereupon the selling party shall promptly take all necessary steps to deliver to the exercising party the shares of Stock so purchased or repurchased.

     6. Adjustment for Stock Splits, etc. The rights and obligations of the parties to this Agreement shall be appropriately adjusted to reflect any positive or reverse stock split, stock dividend or other change in capitalization affecting the Stock or the price of the Stock.

     7. Notice. All notices or other communications to a party required or permitted hereunder will be in writing and will be delivered personally or by facsimile (receipt confirmed) to such party (or, in the case of an entity,

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          to an executive officer of such party) or will be given by certified mail, postage prepaid with return receipt requested, addressed as follows:

          For notice to BNS:

                BNS Co.
                275 West Natick Road
                Warwick, Rhode Island 02886
                Fax No: (401) 244-4525
                Attention: Chief Executive Officer

          For notice to Xygent:

                Xygent Inc.
                275 West Natick Road
                Warwick, Rhode Island 02886
                Fax No: (401) 244-4525
                Attention: President

          For notices to Brown & Sharpe:

                Brown & Sharpe, Inc.
                c/o Hexagon AB
                PO Box 1112
                SE-131 26 Nacka Strand
                Sweden
                Fax: 46 8 601 2620
                Attention: President


          All notices will be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail). Any party may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed.

     8.   Term of Agreement; Merger, etc. of Xygent.


          a. Termination. This Agreement shall terminate upon the earliest to occur of the following: (i) any liquidation or dissolution of BNS unless in connection with such event BNS' rights and obligations hereunder are transferred to an acquiring or surviving entity or an affiliate thereof, or (ii) any merger, sale of all or substantially all assets, consolidation or sale of Stock effecting a change of control of Xygent, or any liquidation or dissolution of Xygent, unless in connection therewith outstanding Awards are assumed (or new awards substituted therefor) by an acquiring or surviving entity or an affiliate thereof and this agreement is likewise so assumed, or

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               (iii) the day after the last date that any Award which could be issued under the Plan could have been exercised. In the event of a liquidation or dissolution described in clause (i), unless such liquidation or dissolution shall occur after this Agreement has already terminated, BNS shall give Xygent adequate advance notice of the liquidation or dissolution and Xygent shall thereupon have the right to purchase from BNS, at a purchase price per share equal to the average per-share exercise price of all stock option Awards then outstanding, any number of shares of Stock held by BNS up to the maximum that Xygent could have purchased if all then outstanding stock option Awards had been exercised. If, upon or prior to an event described in clause (ii), outstanding Awards are accelerated and result in the delivery of shares of Stock that would entitle Xygent to purchase shares from BNS pursuant to
               Section 1 above, the notice and exercise provisions of this Agreement shall be deemed modified so as to enable Xygent (unless this Agreement shall earlier have terminated) to exercise its purchase right in advance of the transaction, subject to a return to BNS of any shares so purchased if the transaction is not consummated. If, in connection with an event described in clause
               (ii), outstanding shares of restricted Stock issued under the Plan are forfeited, the notice and exercise provisions of this Agreement shall likewise be deemed modified, and Xygent shall provide such adequate advance notice as is necessary, to ensure that BNS (unless this Agreement shall earlier have terminated) has the opportunity to exercise its repurchase right in advance of the transaction, subject to a return to Xygent of any shares so repurchased if the transaction is not consummated.

          b. Merger, etc. of Xygent. If, in connection with a merger, sale of all or substantially all assets, consolidation or sale or Stock affecting Xygent in connection with which outstanding Awards are assumed (or new awards substituted therefor) by an acquiring or surviving entity or an affiliate thereof (the "acquisition issuer"), the following special rules shall apply: (A) BNS' obligations under this Agreement shall be limited to those Awards that are outstanding immediately following the transaction (or equivalent awards issued in substitution therefor); (B) BNS' obligations hereunder shall be limited to the securities, if any, of the acquisition issuer that it receives in the transaction with respect to those shares of Stock held by BNS that would have been subject to Xygent's purchase right hereunder had the transaction not taken place and had all stock option Awards outstanding at the time of the transaction been exercised; and
               (C) if, in connection with the transaction, securities of an acquisition issuer are substituted for restricted Stock, such securities shall be treated as Stock for purposes of Section 2 above and Section 2 shall be applied (subject

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               to such adjustments as are necessary to reflect the transaction and the exchange of securities in connection therewith) in connection with any later forfeiture of such securities.

     9. Transfer of the BNS Reserve Shares. Except as contemplated by this Agreement, BNS shall not dispose (whether by sale, assignment, gift, pledge, encumbrance or otherwise) of the shares then subject to the BNS Reserve unless the transferee of such shares agrees in writing to be bound by all of the provisions of this Agreement to which BNS is bound.

     10. Binding Effect; Assignment. The rights and the interests of Xygent under this Agreement cannot be assigned without the prior written consent of BNS. Subject to the foregoing, this Agreement shall be binding upon each of BNS and Xygent and their respective successors and assigns.

     11. Amendment and Waiver. Subject to Section 8, the parties hereto may amend, modify, terminate, waive or consent to any provision of this Agreement if such amendment, modification, termination, waiver or consent is set forth in a writing signed by the parties hereto. Notwithstanding the foregoing, Brown & Sharpe must consent (which consent will not be unreasonably withheld) to any amendment to this Agreement which affects the BNS Reserve, the number of shares which are Xygent may purchase under the Agreement, the purchase price (as set forth in Section 1(b)) or the repurchase option set forth in
          Section 2 with respect to restricted stock, or any amendment to this
          Section 11.

     12. Headings; Counterparts. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. This Agreement may be executed in counterparts and all such counterparts shall constitute one and the same instrument.

     13. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and the subject matter hereof and all disputes arising under or based on this Agreement or the entering into or termination of this Agreement (any such dispute, a "Dispute") will be governed by and construed in accordance with the laws of the State of Rhode Island without regard to its conflicts of laws principles. Each of the parties irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Rhode Island for any Dispute, and each of the parties agrees not to commence any action, suit or proceeding relating to a Dispute except in such courts. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of any Dispute in the courts of the State of Rhode Island and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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          Each party irrevocably waives all rights to a trial by jury with respect to any such action, suit or proceeding.

     14. Specific Enforcement. Each party acknowledges that the other party would be irreparably damaged in the event that any of the covenants were not performed by it in accordance with their specific terms or were otherwise breached. Therefore, the parties agree that each party shall be entitled to an injunction or injunctions (without the requirement of having to post a bond) to prevent breaches of such covenants and to specifically enforce such covenants, in addition to any other remedy to which such party may be entitled to at law or in equity.

     15. Severability. Should any part of this Agreement, for any reason, be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated.

     16. Entirety. This Agreement embodies the entire agreement among the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

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     IN WITNESS WHEREOF, BNS Co. and Xygent Inc. have caused this instrument to be executed by their respective officers thereunto duly authorized, all as of the date first set forth above.



XYGENT INC.                                          BNS Co.



By:  /s/ Andrew C. Genor                             By: /s/ Andrew C. Genor
   ------------------------                             ------------------------
Name:  Andrew C. Genor                               Name:  Andrew C. Genor
Title: President and CEO                             Title: President and CEO

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